UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2009
Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 349-3300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 3, 2009, the Board of Directors of Yahoo! Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”), effective immediately.
     The Amended Bylaws deleted provisions in Section 2.5 (Advance Notice of Stockholder Nominees) relating solely to the Company’s 2008 annual meeting of stockholders.
     The Amended Bylaws also modified Section 3.3 (Election, Qualification and Term of Office of Directors) of the prior Bylaws to change the definition of a contested election to mean an election for which the Company has received one or more notices of a stockholder’s intention to nominate a person for election to the Board of Directors, if the notice purports to comply with Section 2.5 of the Amended Bylaws and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth day preceding the date the Company first mails to stockholders its notice of the applicable meeting, regardless of whether the nomination is subsequently withdrawn and whether the Board of Directors determines that the notice was not in compliance with Section 2.5 of the Amended Bylaws.
     The descriptions of the changes of the Amended Bylaws contained in this report are qualified in their entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Securities and Exchange Commission on May 8, 2008 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q and is incorporated herein by reference, and the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Yahoo! Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Date: February 6, 2009
EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Yahoo! Inc.